Exhibit 10.3

WAUSAU PAPER CORP.

2008 SUPPLEMENTAL RETIREMENT PLAN

PARTICIPATION CERTIFICATE

Name of Participant:

___________________________________

Title:

___________________________________

The following terms and conditions to vesting and benefit accrual are applicable to the above-named Participant’s participation in the Wausau Paper Corp. 2008 Supplemental Retirement Plan (the “Plan”).

1.

Participation Date.  Participation in the Plan shall begin on ____________________.

2.

Normal Retirement Age.  The Participant must attain age __________ and complete ____ years of Continuous Service as an Active Participant in order to attain his Normal Retirement Age (in accordance with Section 2.1(i) of the Plan).

3.

Early Retirement Age.

☐

The Participant must attain age __________ and complete ____ years of Continuous Service as an Active Participant in order to attain his Early Retirement Age (in accordance with Section 2.1(g) of the Plan); OR

☐

The Participant is not eligible for an Early Retirement Benefit.

4.

Normal Retirement Benefit.  The percentage of the Participant’s Average Compensation used to determine the Participant’s Normal Retirement Benefit under Section 4.1(a)(1) of the Plan shall be _______ %.

5.

Incorporation of Plan Terms and Conditions.  This Certificate is subject to and shall be construed in accordance with the terms of the Plan which are explicitly made applicable to this Certificate and incorporated by this reference.  Unless otherwise defined, all terms used in this Certificate, when capitalized, have the same meaning as such terms are defined in the Plan and each such definition is hereby incorporated by this reference.  In the event of any conflict between the provisions of this Certificate and the Plan, the provisions of the Plan shall govern.

WAUSAU PAPER CORP.

Date: ___________________________

By:______________________________________

      _____________________________

      As its ________________________